August 15, 2021 Venture Lending and Leasing 104 La Mesa Drive Suite 102 Portola Valley, CA 94028 Re: U.S. Bank National Association (“US Bank”) Acknowledgement of Assumption of Custodial Duties US Bank acquired the MUFG Union Bank, N.A. (“Union Bank”) Debt Servicing and Securities Custody Services client portfolio (the “Acquisition”), effective March 15, 2021. In connection with the Acquisition, U.S. Bank hereby acknowledges the following changes regarding the Trusts’ custody agreement(s) with Union Bank: 1. The Trusts’ custody agreements with Union Bank have been transferred to US Bank by operation of law pursuant to Depository Corporation Sale, Merger, and Conversion Law, CA Fin Code § 4800 (2016), effective March 15, 2021 (the “Transfer”). 2. As a result of the Transfer, US Bank has replaced Union Bank as legal Custodian of the Trusts in accordance with the terms of the Trusts’ custody agreement(s) and assumed all Union Bank duties and responsibilities therein. 3. The aforementioned assumption of duties and responsibilities by US Bank includes all “Foreign Custody Manager” obligations and representations required under Rule 17f-5 of the Investment Company Act of 1940, as amended. 4. During a transition period beginning with the date of the Transfer and ending on or about July 31, 2021 with a conversion of Trust assets from Union Bank to US Bank, Union Bank will continue to provide the Trust with the same custodial services it provided prior to the Transfer.  Union Bank will provide these services in its capacity as sub-custodian to US Bank. 5. Upon completion of the transition period referenced above and upon conversion of the assets to US Bank, Union Bank’s sub-custodial role will cease. U.S. Bank National Association Acknowledged and Agreed this _17th_ day of _August_ 2021 By: Name: Title:  Gregory Farley Senior Vice President